Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 15, 2007, accompanying the consolidated financial statements and schedule in the Annual Report of MicroStrategy Incorporated on Form 10-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statements of MicroStrategy Incorporated on Forms S-3 (No. 333-58136 and No. 333-85628) and S-8 (No. 333-107954, No. 333-65264, No. 333-65258, No. 333-58189, No. 333-44846 and No. 333-44844).

/s/ Grant Thornton LLP

McLean, Virginia

February 15, 2007